UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2016

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland		46-1406086
(State or other jurisdiction	000-55188	(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification No.)

9 West 57th St, #4920

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2016, Realty Finance Trust, Inc. (the “Company”) and Realty Finance Operating Partnership, L.P. (the “Operating Partnership”) entered into an advisory agreement (the “New Advisory Agreement”) with Benefit Street Partners L.L.C. (the “New Advisor”). The New Advisory Agreement, which is effective immediately, replaces the Amended and Restated Advisory Agreement, dated as of December 20, 2013 (the “Old Advisory Agreement”), by and among the Company, the Operating Partnership and Realty Finance Advisors, LLC, (the “Old Advisor”), an indirect subsidiary of AR Global Investments, LLC. The appointment of the New Advisor and the execution of the New Advisory Agreement were recommended by a special committee (the “Special Committee”) of the Company’s board of directors (the “Board”) consisting exclusively of the Company’s independent directors. The Special Committee, with the assistance of its independent financial advisor and independent legal counsel, conducted a competitive process to select a new advisor and, in connection with that process, performed a thorough analysis of four proposals submitted by parties interested in serving as the Company’s new advisor, before selecting the New Advisor.

The New Advisor, an SEC-registered investment adviser, is a leading credit-focused alternative asset management firm with over $14 billion in assets under management. The New Advisor manages assets across a broad range of complementary credit strategies, including high yield, levered loans, private/opportunistic debt, liquid credit, structured credit and commercial real estate debt. The New Advisor has over 115 professionals, including a 34-person team dedicated to the firm’s real estate platform. The New Advisor is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with a combined $47 billion in assets under management.

The New Advisory Agreement, as more fully described below, provides the Company and its stockholders with the following substantially improved terms as compared to the Old Advisory Agreement: (i) eliminating disposition fees; (ii) eliminating acquisition fees after $600 million of new investments; (iii) computing the asset management fee based on stockholders’ equity instead of assets; and (iv) revising the annual subordinated performance fee to more closely align with stockholder interests.

New Advisory Agreement

Pursuant to the terms of the New Advisory Agreement, the New Advisor will use its reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company, as determined and adopted from time to time by the Board. Pursuant to the New Advisory Agreement, the New Advisor generally will, among other things: (i) serve as the Company’s and the Operating Partnership’s investment and financial advisor; (ii) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership; (iii) investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such persons as the New Advisor deems necessary to the proper performance of its obligations under the New Advisory Agreement; (iv) consult with the Board and assist the Board in the formulation and implementation of the Company’s financial policies; and (v) furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership. The New Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to the New Advisory Agreement, has a fiduciary responsibility and duty to the Company, its stockholders and the partners in the Operating Partnership as a whole. The New Advisory Agreement was approved by the Board, including all of the Board’s independent directors.

The terms of the New Advisory Agreement are substantially the same as the terms of the Old Advisory Agreement, except for the following terms:

•	Disposition Fees: There are no disposition fees;

•	Acquisition Fees: The total acquisition fee payable to the New Advisor shall equal one percent of the contract purchase price for each investment acquired after the date of the New Advisory Agreement, provided that if and when the aggregate contract purchase price for all investments acquired after the date of the New Advisory Agreement reaches $600 million, the Company’s obligation to pay Acquisition Fees to the New Advisor or its affiliates shall terminate;

•	Asset Management Fee: The Company will pay the New Advisor an annual asset management fee equal to one and one-half percent of “Equity” (as defined in the New Advisory Agreement); and

•	Annual Subordinated Performance Fee: The calculation of annual “Total Return” for purposes of the annual subordinated performance fee will be measured based on changes in the stockholders’ equity of the Company, on a per share basis, from January 1 through December 31 of such year plus the distributions and dividends paid by Company on a per share basis during such year.

The foregoing summary of the material terms of the New Advisory Agreement is qualified in its entirety by the terms of the New Advisory Agreement which is attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed above, effective as of September 29, 2016, the New Advisory Agreement replaces the Old Advisory Agreement. The Company has not and will not pay the Old Advisor any additional fees in connection with the change in advisor.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

In connection with the entry into the New Advisory Agreement, effective September 29, 2016, Peter M. Budko resigned from his role as Chief Executive Officer and Interim President, Nicholas Radesca resigned from his role as Chief Financial Officer, Secretary and Treasurer and Boris Korotkin resigned from his role as Executive Vice President.

Resignation of Director

In connection with the entry into the New Advisory Agreement, effective September 29, 2016, Peter M. Budko resigned from his role as a member of the Board.

The resignations of Mr. Budko from his roles as an officer and a director of the Company and of Mr. Radesca and Mr. Korotkin from their roles as officers of the Company were not the result of any disagreement with the Company. In addition, in connection with each of the resignations of Mr. Budko, Mr. Radesca and Mr. Korotkin, each individual has advised the Company that he will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Appointment of New Officers

In connection with the entry into the New Advisory Agreement, effective as of September 29, 2016, the Board has appointed Richard Byrne as Chairman, Chief Executive Officer and President, and Jerome S. Baglien as Chief Financial Officer and Treasurer.

Richard J. Byrne, 55, has served as the President of the New Advisor since 2013. Prior to joining the New Advisor, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Global Co-Head of Capital Markets at Deutsche Bank. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. Mr. Byrne is a member of the board of directors of MFA Financial, Inc. and the board of directors of New York Road Runners.

Jerome S. Baglien, 39, has served as chief financial officer of the New Advisor's commercial real estate group and vice president of the New Advisor since 2016. Prior to joining the New Advisor, Mr. Baglien was director of fund finance for GTIS Partners LP (“GTIS”), where he oversaw all finance and operations for GTIS funds. Previously, he was an accounting manager at iStar Inc. with oversight of loans and special investments. Mr. Baglien received a Masters of Business Administration from Kellstadt Graduate School of Business at DePaul University and a Bachelor of Science in Accounting from the University of Oregon.

There are no related party transactions involving Mr. Byrne and Mr. Baglien that are reportable under Item 404(a) of Regulation S-K and Mr. Byrne and Mr. Baglien have no arrangements to receive any compensation directly from the Company for the performance of their duties as executive officers of the Company.

Appointment of New Directors

In connection with the entry into the New Advisory Agreement, effective September 29, 2016, the Board increased the size of the Board to five directors and appointed Jamie Handwerker and Buford Ortale as new independent directors of the Board to serve until their successors are duly elected at the Company’s next annual meeting of stockholders or until their earlier death, resignation or removal.

Mr. Ortale, 55, is a private equity investor based in Nashville, TN. He began his post-M.B.A. career with Merrill Lynch's Merchant Banking Group in New York in 1987. He was subsequently a founder and Managing Director of NationsBanc's High Yield Bond Group. He has served as the General Partner of numerous investment partnerships, and has been a principal as well as a board member for many private and public companies. Mr. Ortale is also i) the sole principal of Sewanee Ventures (personal holding company), ii) the chairman of The Enliven Partnership (a healthcare services firm currently working with over 400 hospitals), iii) a nonoperating financial partner in Armour, LLC, iv) a board advisor to Western Express, v) a Director of Griffin-Benefit Street Partners BDC Corp., and vi) the CEO of a technology development firm (PNQR). He received his B.A. from The University of the South in Sewanee, and his M.B.A. from Vanderbilt.

Ms. Handwerker, 55, is a partner of KSH Capital, providing real estate entrepreneurs with capital and expertise to seed or grow their platform. Prior to joining KSH, Ms. Handwerker was a Senior Vice President and Principal of Cramer Rosenthal McGlynn (CRM) LLC, a New York-based asset management firm, which serves as investment adviser to institutions, as well as individual and family trusts. Ms. Handwerker was the portfolio manager for the CRM Windridge Partners hedge funds since she founded the Funds in June, 2000. The funds were long/short US equity hedge funds, focused on real estate and consumer companies, generating absolute returns. Prior to joining CRM in April 2002, Ms. Handwerker managed Windridge Partners, L.P, as a Managing Director and Portfolio Manager with ING Furman Selz Asset Management LLC, a New York based holding company operating as a wholly-owned subsidiary of the Dutch financial conglomerate, ING Group. Ms. Handwerker previously was a Managing Director and Senior Equity Research Analyst (Sell-Side) from 1994 to 2000 at the international corporate and investment bank ING Barings and its predecessor, Furman Selz, LLC where she exclusively focused on real estate companies, including the REIT industry. She received a BA in Economics from the University of Pennsylvania. Ms. Handwerker is a member of the University of Pennsylvania School of Arts & Sciences Board of Overseers and is the Founder and Chairperson of Penn Arts & Sciences Professional Women’s Alliance, as well as being involved in other charitable endeavors.

There are no related party transactions involving Ms. Handwerker and Mr. Ortale that are reportable under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 28, 2016, the Company amended Section 6.1 of its charter, which relates to, among other things, the composition of the Company’s Board and the method of filling Board vacancies (the “Charter Amendment”). The Charter Amendment was previously approved by the Board and the Company’s stockholders at the Company’s 2016 annual meeting of stockholders.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure.

On September 29, 2016, the Company issued a press release relating to the entry into the New Advisory Agreement, a copy of which is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

As previously announced, the Special Committee was originally formed in response to an unsolicited indication of interest in a strategic transaction from a party related to the Old Advisor, and was granted the authority to explore alternative strategic transactions. The Special Committee has not engaged and has no intention in engaging in any substantive discussions or negotiations related to the previously announced indication of interest in a strategic transaction from the party related to the Company’s Old Advisor.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Amended and Restatement, effective September 28, 2016.

10.1	Advisory Agreement, by and among Realty Finance Trust, Inc., Realty Finance Operating Partnership, L.P. and Benefit Street Partners L.L.C.

99.1	Press Release, dated September 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: September 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Amended and Restatement, effective September 28, 2016.

10.1	Advisory Agreement, by and among Realty Finance Trust, Inc., Realty Finance Operating Partnership, L.P. and Benefit Street Partners L.L.C.

99.1	Press Release, dated September 29, 2016.